UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 3, 2012
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(1) On January 3, 2012, Steven Madden, Ltd. (the “Company”) and Steven Madden, the Company’s Creative and Design Chief and a principal stockholder of the Company, entered into an amendment (the “Second Amendment”) to Mr. Madden’s existing employment agreement, the Third Amended Employment Agreement, dated July 15, 2005 and effective July 1, 2005, as previously amended by an amendment dated as of December 14, 2009 (the “Madden Employment Agreement”). The Second Amendment, the full text of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, is dated as of December 31, 2011 but was entered into on January 3, 2012. The Second Amendment extends the term (the “Term”) of Mr. Madden’s employment through December 31, 2023 and further amends the Madden Employment Agreement in the following manner:

Base Salary. Mr. Madden’s annual base salary will be $5,416,667 in 2012, $7,416,667 in 2013, $9,666,667 in 2014 and $11,916,667 in 2015 and, commencing on January 1, 2016 through the expiration of the Term, $10,697,917. In the event that Mr. Madden exercises his right to further amend the Madden Employment Agreement in the manner described below under the heading “Additional Restricted Shares,” Mr. Madden’s annual base salary will be reduced to $5,416,667 in 2012, $4,000,000 in 2013, $6,125,000 in 2014, $8,250,000 in 2015 and, commencing on January 1, 2016 through the expiration of the Term, $7,026,042.

Annual Cash Bonus. Prior to the effectiveness of the Second Amendment, the Madden Employment Agreement provided to Mr. Madden an annual cash bonus in an amount not less than 2% of the Company’s annual earnings before interest, taxes, depreciation and amortization. Pursuant to the Second Amendment, Mr. Madden’s annual cash bonus in respect of the fiscal year ending December 31, 2011 will be calculated exclusive of earnings generated from acquisitions made by the Company during fiscal year 2011 and all cash bonuses paid to Mr. Madden after December 31, 2011 will be at the sole discretion of the Company’s Board of Directors.

New Business Bonus. Prior to the effectiveness of the Second Amendment, Mr. Madden received an annual cash bonus in relation to “new business” (as defined in the Madden Employment Agreement) in an amount equal to at least (i) 2.5% of new business gross direct revenues plus (ii) 10% of all license or other fee income above $2,000,000. Pursuant to the Second Amendment, Mr. Madden’s cash bonus in respect of new business for the fiscal year ending December 31, 2011 will be calculated exclusive of revenues generated from acquisitions made by the Company during fiscal year 2011 and, further, no cash bonuses in relation to new business will be payable to Mr. Madden with respect to any fiscal year after December 31, 2011; all cash bonuses paid to Mr. Madden after December 31, 2011 will be at the sole discretion of the Company’s Board of Directors.

Restricted Shares. On the first business day on which the Company’s common stock is traded following receipt of necessary governmental approval or the lapse or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”) (such date, the “Restricted Shares Grant Date”), Mr. Madden will receive a restricted stock award under the Company’s 2006 Stock Incentive Plan for a number of shares (the “Restricted Shares”) of the Company’s common stock valued at $40,000,000. The number of Restricted Shares to be issued to Mr. Madden will be determined by dividing $40,000,000 by the closing price of the Company’s common stock on the Restricted Shares Grant Date. The Restricted Shares will be subject to certain restrictions, including, without limitation, with respect to transferability, and will vest in equal annual installments over seven years commencing on December 31, 2017 and, thereafter, on each December 31st through December 31, 2023, provided that Mr. Madden remains employed by the Company on each such vesting date.

Additional Restricted Shares. Subject to certain conditions described below, Mr. Madden has the right under the Second Amendment to elect to further amend the Madden Employment Agreement to receive an additional restricted stock award under the Company’s 2006 Stock Incentive Plan or any successor plan for a number of shares (the “Additional Restricted Shares”) of the Company’s common stock valued at $40,000,000. This right must be exercised by notice to the Company on any of June 30, September 30 or December 31, 2014 (any of such dates, the “Election Date”). The number of Additional Restricted Shares to be issued to Mr. Madden will be determined by dividing $40,000,000 by the closing price of the Company’s common stock on the Election Date. If Mr. Madden elects to receive the Additional Restricted Shares, his annual base salary from and after December 31, 2012 will be reduced to the amounts indicated above under the heading “Base Salary.” As with the Restricted Shares, the Additional Restricted Shares will be subject to restrictions relating to transferability and such shares will vest in equal annual installments over six years commencing on December 31, 2018 and, thereafter, on each December 31st through December 31, 2023, provided that Mr. Madden remains employed by the Company on each such vesting date. The award of Additional Restricted Shares is subject to the availability of shares of common stock under the Company’s certificate of incorporation and the 2006 Stock Incentive Plan or any successor plan and, further, to compliance with the HSR Act, as applicable.

Annual Option Grant. Prior to the effectiveness of the Second Amendment, on or about the date of the Company’s annual meeting of stockholders, Mr. Madden has been eligible to receive an option to purchase a number of shares of the Company’s common stock equal to not less than 100% of the largest aggregate number of shares of the Company’s common stock available upon the exercise of an option or options granted to any other continuing full-time employee of the Company during the preceding twelve-month period. Pursuant to the Second Amendment, from and after December 31, 2011, Mr. Madden will receive annually, on or about the date of the Company’s annual meeting of stockholders, an option grant (the “Annual Option”) to purchase a number of shares of the Company’s common stock equal to the greater of (a) not less than 100% of the largest aggregate number of shares of the Company’s common stock available upon the exercise of an option or options granted to any other continuing full-time employee of the Company during the preceding twelve-month period (the “Base Amount”) and (b) 100,000 shares of the Company’s common stock; provided, however, that the Company’s Board of Directors has the discretion, if consistent with the opinion of a qualified outside compensation consultant, to award Mr. Madden an Annual Option equal to 150% of the Base Amount if greater than 100,000 shares of the Company’s common stock. An Annual Option to Mr. Madden in excess of 150% of the Base Amount would require stockholder approval. Each Annual Option is subject to the availability of shares of common stock under the Company’s certificate of incorporation and the 2006 Stock Incentive Plan or any successor plan and, further, to compliance with the HSR Act, as applicable.

EPS Option Grant. Pursuant to the Second Amendment, if the Company achieves earnings per share on a fully-diluted basis equal to $3.00 (“Target EPS”) as to any fiscal year ending on or after December 31, 2015, the Company will grant to Mr. Madden on March 1st of the year immediately succeeding the fiscal year in which Target EPS is achieved, an option to purchase 500,000 shares of the Company’s common stock (the “EPS Option”). The EPS Option will have a term of seven years and, upon vesting, will be exercisable at a price equal to the closing price of the Company’s common stock on the first business day on which the Company’s common stock is traded immediately prior to the date of the grant of the EPS Option. The EPS Option will vest in equal annual installments of 20% (i.e., as to 100,000 shares each year) over a five-year period commencing on the first anniversary of the date of the grant of the EPS Option. In order to be eligible to receive the EPS Option, Mr. Madden must be actively engaged in his duties as Creative and Design Chief for at least six months out of the twelve months immediately preceding the close of the fiscal year in which Target EPS is achieved. The EPS Option will only be granted to Mr. Madden once during the Term notwithstanding the Company’s achievement of Target EPS on more than on occasion. The EPS Option is subject to the availability of shares of common stock under the Company’s certificate of incorporation, the 2006 Stock Incentive Plan or any successor plan and to compliance with the HSR Act, as applicable.

Life Insurance Premiums. Pursuant to the Second Amendment, the Company will pay the premiums related to a personal life insurance policy for Mr. Madden in an amount not to exceed $200,000 per year.

Termination Upon Change of Control. If, during the period commencing 120 days prior to a “change of control” (as defined in the Madden Employment Agreement) transaction and ending on the first anniversary of a change of control transaction, Mr. Madden’s employment is terminated by the Company other than for “cause” (as defined in the Madden Employment Agreement) or by the resignation of Mr. Madden for “good reason” (as defined in the Madden Employment Agreement), or if Mr. Madden resigns for good reason or without good reason within 30 days following a change of control transaction, all unvested options to purchase shares of Common Stock held by Mr. Madden will vest on the date of his termination or resignation and Mr. Madden will be entitled to receive a lump sum cash payment equal to (i) the amount of compensation that is accrued and unpaid through the date of termination or resignation plus (ii) the sum of $35,000,000.

Cancellation of Indebtedness. The Second Amendment also provides for the amendment of an outstanding loan in the principal amount of $3,000,000 made by the Company to Mr. Madden in 2005. The amendment of the loan pursuant to a Third Amended and Restated Secured Promissory Note by Mr. Madden and payable to the Company is described in paragraph (2) of this Current Report on Form 8-K.

The foregoing description of the Second Amendment to the Madden Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

(2)           On January 3, 2012, Mr. Madden executed and delivered to the Company a Third Amended and Restated Secured Promissory Note payable to the Company in the original principal amount of Three Million ($3,000,000) Dollars (the “Third Amended and Restated Note”). The Third Amended and Restated Note amends and restates a loan arrangement in the original principal amount of Three Million ($3,000,000) Dollars made by the Company in 2005 and subsequently amended in 2009. Mr. Madden has pledged 315,000 shares of common stock of the Company owned by him (the “Pledged Shares”) as security for the performance of his obligations under the loan arrangement.

The Third Amended and Restated Note provides for a maturity date of December 31, 2023 (the “Maturity Date”) and eliminates interest after December 31, 2011.

The Third Amended and Restated Note further provides that, commencing on December 31, 2014 and annually on each December 31 thereafter through the Maturity Date, one-tenth (1/10th) of the principal amount thereunder, together with accrued interest, will be cancelled by the Company provided that Mr. Madden continues to be employed by the Company on each such December 31st and, contemporaneously, the Company will release a number of Pledged Shares from the pledge generally correlating to the amount of indebtedness cancelled on such date as determined by the Company’s Board of Directors, in its sole discretion.

In the event that Mr. Madden dies or suffers a “total disability” (as defined in the Madden Employment Agreement) or the Company undergoes a “change of control” (as defined in the Madden Employment Agreement), the cancellation of the indebtedness under the Third Amended and Restated Note will accelerate and the indebtedness will be deemed paid in full, provided that Mr. Madden is employed by the Company on the date such event occurs.

If Mr. Madden resigns from the Company with “good reason” (as defined in the Madden Employment Agreement) or is terminated by the Company other than for “cause” (as defined in the Madden Employment Agreement), interest at the rate of 6% will be reinstated on the unpaid balance due under the Third Amended and Restated Note from the date of resignation or termination of employment. If Mr. Madden resigns from the Company without “good reason” or is terminated by the Company for “cause,” the principal balance and all accrued, unpaid interest under the Third Amended and Restated Note will become due immediately.

The foregoing description of the Third Amended and Restated Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Note filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

(d)	Exhibits:

Exhibit	Description

10.1	Second Amendment dated as of December 31, 2011 to Third Amended Employment Agreement between the Company and Steven Madden.

10.2	Third Amended and Restated Secured Promissory Note dated as of June 25, 2007 by Steven H. Madden to Steven Madden, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2012

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Name: Edward R. Rosenfeld
Title: Chief Executive Officer